Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Standard Management Corporation Savings Plan
Indianapolis, Indiana
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-41117) of our report dated July 12, 2006, relating to the 2005 financial statements and schedules of the Standard Management Corporation Savings Plan appearing in this Form 11-K for the year ended December 31, 2005.
/s/ BDO Seidman, LLP
Chicago, Illinois
July 13, 2006